                                    AMENDMENT
                                       TO
                             PARTICIPATION AGREEMENT

This amendment (the "Amendment") is made and entered into as of April 1, 2001, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8.

The parties agree to amend the Agreement as follows.

     1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

     2.   Section 9, Notices is changed as follows:

          Principal Life Insurance company
          711 High Street
          Des Moines, IA 50392-0300
          Facsimile: 515-248-3011
          Attn: Sarah Pitts, Counsel

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM Variable Insurance Funds


By: /s/ Carol F. Relihan
    ----------------------------------
Name: Carol F. Relihan
Title: Senior Vice President


Princor Financial Services Corporation


By: /s/ Ernest H. Gillum
    ----------------------------------
Name: Ernest H. Gillum
Title: Vice President


Principal Life Insurance Company


By: /s/ Cemicheal McMaben
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Growth Fund
AIM V.I. International Growth Fund
AIM V.I. Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Principal Life Insurance Company         Principal Life Insurance Company
        Separate Account B                Variable Life Separate Account
---------------------------------        --------------------------------
The Principal(R) Variable Annuity   1.   PrinFlex Life(R) Variable Life
                                         Insurance

                                    2.   Survivorship Variable Universal Life
                                         Insurance

                                    3.   Flexible Variable Life Insurance

                                    4.   Principal Variable Universal Life
                                         Accumulator (VUL)